UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 5, 2016

BANC OF CALIFORNIA, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 361-2262

N/A

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 5, 2016, Banc of California, Inc., a Maryland corporation (the “Corporation”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with UBS Securities LLC (the “Underwriter”), pursuant to which the Corporation agreed to sell to the Underwriter 5,250,000 shares of its voting common stock, par value $0.01 per share (the “Common Stock”), at a price of $19.05 per share of Common Stock, upon the terms and conditions set forth in the Underwriting Agreement. The Underwriting Agreement also grants the Underwriter a 30-day option to purchase up to an additional 787,500 shares of Common Stock. The Corporation estimates that the net proceeds from the offering, after deducting estimated offering expenses payable by the Corporation, will be approximately $99.6 million (or approximately $114.6 million if the Underwriter exercises its option to purchase additional shares in full). The Corporation intends to use the net proceeds from the offering for general corporate purposes.

The Corporation has made certain customary representations, warranties and covenants in the Underwriting Agreement. The Corporation also has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

On May 11, 2016, the Corporation closed the offering of 5,250,000 shares of Common Stock pursuant to the Underwriting Agreement. The Common Stock has been registered under the Securities Act by a registration statement on Form S-3 (File No. 333-192518) (the “Registration Statement”). The following documents are being filed with this Current Report on Form 8-K and incorporated by reference into the Registration Statement: (i) the Underwriting Agreement, (ii) the validity opinion with respect to the shares of Common Stock sold in the Offering and (iii) a press release issued by the Corporation on May 11, 2016 announcing the completion of the offering of 5,250,000 shares of Common Stock.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed on the Exhibit Index accompanying this Current Report on Form 8-K are filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2016

Banc of California, Inc.

By:	/s/ John C. Grosvenor
Name:	John C. Grosvenor
Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Number	Description

1.1	Underwriting Agreement, dated as of May 5, 2016, between the Corporation and UBS Securities LLC

5.1	Opinion of Silver, Freedman, Taff & Tiernan LLP

23.1	Consent of Silver, Freedman, Taff & Tiernan LLP (included in Exhibit 5.1)

99.1	Press Release, dated May 11, 2016